SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into on this 27 day of January, 2025 (the "Effective Date") by and among CGrowth Capital, Inc., a Delaware corporation (the "Company" or "CGRA") that is currently listed on the OTC Markets and trading under the stock symbol "CGRA", American Infrastructure Corporation, an Indiana corporation ("Target Corporation" or "AIC"), and American Resources Corporation, a Florida corporation ("AREC"). Each party may be referred to individually herein as a "Party" and collectively as the "Parties."

PRELIMINARY STATEMENTS

WHEREAS, the Company desires to acquire 100% of the issued and outstanding common shares of AIC ("Target Shares") in exchange for a newly created Series A Preferred Stock of CGRA that has the right to convert in common shares of CGRA, in whole or part, pursuant to the terms and condition of this agreement and in connection with a corporate re-organization and tax-free share exchange under Section 368 of the Internal Revenue Code of 1986, as amended;

WHEREAS, the price the Company paying to acquire 100% of Target Shares are based on the value of AIC's business and ongoing operations;

WHEREAS, as of the date of this Agreement, CGRA has 1,004,499,085 common stock issued and outstanding, inclusive of preferred and debt securities in the process of being converted to common stock described below (the "Common Stock Outstanding"). Concurrent to the submission of all filings required in connection with this Agreement and the corporate reorganization contemplated hereby, CGRA will convert any and all convertible securities into Common Stock. After such conversion CGRA will have no shares of any other class of Common Stock, derivative securities or Preferred stock outstanding, other than the newly created Series A Preferred stock and the existing Series B Preferred stock;

WHEREAS, at the date of this Agreement, the holders of the common stock of AIC will be issued Series A Preferred Stock, proportional to their ownership of the common stock of AIC, from the Company in exchange for their Target Shares pursuant to this Agreement.

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. **Securities Exchanged**

Subject to the terms and conditions of this Agreement, the Company agrees to authorize and issue to the AIC shareholders, in proportion of their ownership of the common stock of AIC, 10,000,000 shares of newly created and authorized Series A Preferred Stock of the Company (the "Series A Preferred") in exchange for the Target Shares owned by the AIC shareholders and transferred to the Company pursuant to this Agreement. As further described in the newly issued and adopted Series A Preferred Certificate of Designation, which shall be adopted and issued by the Company at the effective date of this Agreement, or as soon as practicable thereafter, and in a form agreeable to AIC and AREC, the Series A Preferred shall be convertible into common stock of the Company at the earlier of: (i) sole option of the holder of such Series A Preferred, and (ii) twelve

months after the Effective Date, at an initial rate of 1,256 shares of Common Stock for every share of Series A Preferred ("Initial Conversion Ratio"), which, upon a fully converted basis, represents a legal and equitable equity ownership in the Company immediately post-closing of 92.0% of the Common Stock Outstanding of CGRA (the "Ownership Basis"). Each one (1) share of the Series A Preferred Stock shall have voting rights equal to one (1) share of Common Stock with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent. The Series A Preferred shall not pay any annual dividend. The Series A Preferred shall have anti-dilution rights for the first twelve months after the Effective Date as outlined herein:

i. On the 180th day after the Effective Date, any Series A Preferred outstanding and unconverted shall be adjusted, on the Series A Preferred stockholder level, to account for any additional new common shares issued by the Company (whether from issuance of commons stock from convertible debts, preferred securities, or otherwise) during the previous 180 day period after the Effective Date, with any shareholders holding the Series A Preferred outstanding as of 180 day period after the Effective Date receiving such an adjustment to the Initial Conversion Ratio of the Series A Preferred to increase the number of common stock of the Company convertible from the Series A Preferred to equate to the Ownership Basis of those Series A Preferred holders (the "First Adjusted Conversion Ratio").

ii. On the 365 day anniversary after the Effective Date, any Series A Preferred outstanding and unconverted shall be adjusted, on the Series A Preferred stockholder level, to account for any new common shares issued by the Company (whether from issuance of commons stock from convertible debts, or preferred securities, or otherwise) during the previous 365 day period, with any shareholders holding such Series A Preferred outstanding as of 365 day period after the Effective Date receiving such an adjustment to the Initial Conversion Ratio, or the First Adjusted Conversion Ratio, as the case may be, of the Series A Preferred to increase the number of common stock of the Company convertible from the Series A Preferred to equate to the Ownership Basis of those Series A Preferred holders at that 365 day anniversary time, and after account for any conversions of the Series A Preferred to common stock of the Company that occurred during this 365 day period (the "Final Conversion Ratio").

By way of example, the Initial Conversion Ratio on the 180th day (which is the First Adjusted Conversion Ratio) will be adjusted by multiplying it by a ratio of the total shares outstanding of the Company, on a fully diluted basis, on the 180th day after the Effective Date divided by the fully diluted shares outstanding as of the Effective Date times the Initial Conversion Ratio to determine the First Adjusted Conversion Ratio.

By way of another example, the Initial Conversion Ratio on the 365^{h} day (which is the Final Conversion Ratio) will be adjusted by multiplying it by a ratio of the total shares outstanding of the Company, on a fully diluted basis, on the 365th day after the Effective Date divided by the fully diluted shares outstanding as of the 180th day after the Effective Date times the First Adjusted Conversion Ratio to determine the Final Conversion Ratio.

AIC represents and warrants to the Company that as of the Effective Date, the number of Target Shares is 17,156,182. AIC agrees to transfer 100% of the Target Shares to the Company as of the Effective Date. The Parties agree that the exchange of securities pursuant to this Agreement shall

occur in connection with a corporate re-organization and tax-free share exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

2. Non-registration of Securities

The Series A Preferred and the Target Shares to be exchanged by the Parties will not be registered under the Securities Act of 1933, as amended, or any state's securities laws, on the grounds that the transaction in which the Series A Preferred are to be issued either qualifies for applicable exemptions from the securities registration requirements of such statutes or such registration requirements have been satisfied. The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(a)(2) of the SEC Securities Act of 1933 and Section 4(a)(1) of the SEC Securities Act of 1933 and, the reliance by the Company upon the exemptions from the securities registration requirements of the federal and state securities laws is predicated in part on the representations, understandings and covenants set forth in this Agreement.

AIC understands that, in furtherance of the transfer restrictions stated above and until registered under a valid registration statement or freely tradable under provisions allowed under the Securities Act:

(i) The Company will record stop transfer instructions in its stock record books to restrict an impermissible resale or other transfer of the securities; and

(ii) Each document evidencing the Series A Preferred will bear a restrictive legend in substantially the following form:

The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state. These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer's receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.

3. AIC and AREC Representations and Warranties

AIC and AREC represent and warrant to the Company, as follows:

a. Valid and Binding Obligations. AIC's execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of AIC.

b. Authorized Shares. The Target Shares constitute a part of the authorized common stock of AIC and upon transfer to the Company will remain part of the issued and outstanding common stock of AIC.

c. Ownership. Upon the Company's acquisition of the Target Shares, the Company will own the Target Shares free and clear of any liens, claims or encumbrances of any kind or nature and the Target Shares will be deemed fully paid and non-assessable.

d. Adequacy of Consideration. AIC represents and warrants to the Company that upon its execution of this Agreement, the exchange of the Series A Preferred and the Target Shares, and account for the adjustments of Initial Conversion Ratio described in Section 1, its status as a subsidiary of the Company shall constitute full and adequate consideration for the representations and warranties that it is providing in this Agreement

e. Restricted Status of Series A Preferred. AIC and AREC acknowledge and agree that the Series A Preferred and common stock underlying the Series A Preferred are "restricted securities" as such term is defined in Securities and Exchange Commission ("SEC") Rule 144. AIC further acknowledges and agrees that neither the Series A Preferred, nor the common stock underlying the Series A Preferred, may be sold in a public transaction unless subject to a registration statement declared effective by the SEC or, pursuant to SEC Rule 144 after the expiration of one year from the date that the Company is no longer deemed a "shell company", as described in SEC Rule 144(i) and the Company has otherwise complied with the requirements of SEC Rule 144(i)(2).

f. Disclosed Liabilities. The liabilities, including tax liabilities, of AREC are disclosed though filing present with the Securities and Exchange Commission.

4. Company Representations and Warranties

As of the date the Company executes this Agreement, the Company represents and warrants to each AIC and AREC the following:

a. Valid and Binding Obligation of the Company. The Company's execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of the Company.

b. Authorized Shares. The Series A Preferred constitute a part of the authorized preferred stock of the Company and upon issuance to the AIC shareholders, will remain part of the issued and outstanding preferred stock of the Company. The Company will amend its authorized shares outstanding to accommodate for the conversion of any of the Series A Preferred into common stock under this Agreement.

c. Ownership. Upon the acquisition of the Series A Preferred by the shareholders of AIC, they will own the Series A Preferred free and clear of any liens, claims or encumbrances of any kind or nature and the Series A Preferred will be deemed fully paid and non-assessable.

d. SEC Compliance. The Company is in compliance with all laws and has acted within the all laws and regulations of all regulatory authorities. To the best knowledge of the Company, it is not under any investigations by any state or federal agencies as of the date of this Agreement.

5. Jurisdiction and Venue

a. Governing Law / Jurisdiction. The Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Indiana without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Hamilton County, Indiana, shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary,

preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Indiana. The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party. The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum.

6. Continuing Obligations of the CGRA

a. The parties acknowledge that CGRA and its officers present immediately prior to the Effective Date will cooperate with transfer of any information required for public company audits and transition of the Company.

b. Immediately subsequent to closing this Agreement and the corporate reorganization contemplated hereby, the officers and directors of CGRA shall resign and AIC shall appoint all directors and officers of the Company.

c. Within sixty days of the Effective Date, all the convertible notes of the Company shall either convert into common shares of the Company or be otherwise extinguished as an obligation of the Company, and the Series A Preferred Shares of the Company shall be authorized.

d. Within ninety days of the Effective Date, the prior management of the Company will file or cause to be filed the Company's franchise tax returns for the years 2023 and 2024.

7. Conditions to Closing

The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing unless mutually extended by the parties, of each of the following conditions:

a. Evidence of board of directors approval of this Agreement by AIC, AREC, and CGRA.

b. Evidence of shareholder approval of the transactions contemplated by this Agreement by AIC and CGRA.

c. Representation of CGRA of the conversion of all convertible debts of CGRA to common stock, unless otherwise agreed in writing between the Parties. For avoidance of doubt, Schedule 4.2 of the Series B Preferred Stock Purchase Agreement of same date evidences the agreement of the assumed CGRA liabilities, and the Series A Preferred Share authorization and issuance will be evidenced by the records of the CGRA transfer agent.

d. Adoption of Resolutions by CGRA acceptable to AIC and consistent with the Amended and Restated Articles with respect to Series A Preferred contemplated by this Agreement.

e. Preparation of filings under applicable securities laws acceptable to both AIC and CGRA reflecting consummation of the transactions contemplated by this Agreement.

f. Parties shall not have breached or violated any representations, warranties or covenants contained in this Agreement.

8. Miscellaneous Provisions

a. Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, to the Party at the last known address for the Party unless mutually agreed to by the Parties.

b. Indemnification. From and after the Effective Date, CGRA shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Date, a director, officer, representative, or shareholder of AIC and AREC (each, an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities, or judgments or amounts that are paid in settlement with the approval of CGRA (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising, in whole or in part, out of, the fact that such person is or was a director, officer, representative, or shareholder of AIC or AREC, whether pertaining to any matter existing or occurring at or prior to the Effective Date, and whether asserted or claimed prior to, or at or after, the Effective Date, excluding any claim, action, suit, proceeding or investigation which is related to any matter which, on the Effective Date, would have constituted or resulted in a breach of any of the representations and warranties of AIC or AREC set forth in Article 5 hereof ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, (and CGRA shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against Indemnified Parties (whether arising before or after the Effective Date), (i) after the Effective Date, CGRA shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefore are received; and (ii) after the Effective Date, CGRA will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that CGRA shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CGRA (but the failure to notify CGRA shall not relieve it from any liability which it may have under this Section 9 except to the extent such failure materially prejudices CGRA.

c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

d. Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

e. Fees. In the event that any Party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other Party, each party shall be responsible

for its own legal fees.

f. Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

g. Amendments. Any amendments to this Agreement shall be in writing signed by all Parties.

h. Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

i. Waiver. No consent or waiver, expressed or implied, by a Party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

j. Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes. Signatures may be exchanged between the parties as electronic signatures, PDF copies attached to emails, facsimile copies or any by other means of delivery utilized by the Parties. All such signatures shall be deemed originals and enforceable against the Party delivering such signature on this Agreement.

k. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall be continuing and shall survive the date of this Agreement.

l. Time Is of The Essence. The Parties agree that time is of the essence regarding the execution of this Agreement.

m. Acknowledgements. The Parties to the Agreement declare and represent that:

i. They have read and understand this Agreement;

ii. They have been given the opportunity to consult with an attorney if they so desire;

iii. They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

iv. They have retained signed copies of this Agreement for their records; and

v. The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

n. Incorporation of Preliminary Statements. The Preliminary Statements found at the beginning of this Agreement are incorporated into this Agreement as part of the terms hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

American Infrastructure Corporation

____
Mark Jensen
Executive Chairman

CGrowth Capital, Inc.

Signed by:
____
Nicolas (Nick) Link
CEO

American Resources Corporation

____
Mark Jensen
CEO